Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 2, 2017, relating to the consolidated financial statements of Microsoft Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

November 30, 2017